Exhibit 99.1
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COUNTRYWIDE HOME LOANS SERVICING, LP


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWABS, INC.
                  ASSET-BACKED CERTIFICATES, SERIES 2001-BC2


         The undersigned do hereby certify that they are each an officer of Countrywide Home Loans Servicing, LP (a "Master Servicer"), which has assumed all duties of master servicer from Countrywide Home Loans, Inc. (also, a "Master Servicer" and, together with Countrywide Home Loans Servicing, LP, the "Master Servicers") as of October 15, 2001, and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

         (i) A review of the activities of the Master Servicers during the preceding calendar year and of the performance of the Master Servicers under the Agreement has been made under our supervision; and

         (ii) To the best of our knowledge, based on such review, each Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Thomas K. McLaughlin                        Dated: March 25, 2002

THOMAS K. MCLAUGHLIN
MANAGING DIRECTOR AND CHIEF FINANCIAL OFFICER



/s/ David A. Spector                            Dated: March 25, 2002

DAVID A. SPECTOR
VICE PRESIDENT




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